Exhibit 32.1

Certification of CEO Furnished Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Pacific Biosciences of California, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof, I, Hugh Martin, Chief Executive Officer of the Company, certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge,

(i) the Annual Report of the Company on Form 10-K for the period ended December 31, 2010 (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 23, 2011	/s/ Hugh C. Martin
Hugh C. Martin
Chairman, Chief Executive Officer and President (Principal Executive Officer)